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                                                                    EXHIBIT 24.1



                       CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under Item 3 in the Registration Statement (Form S-8) pertaining to the NCI 401(k) Profit Sharing Plan and to the incorporation by reference therein of our report dated December 1, 1995, with respect to the consolidated financial statements of NCI Building Systems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended October 31, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.




                                             /s/ Ernst and Young L.L.P.




Houston Texas
October 25, 1996